EXHIBIT 23B






INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of American Radio Systems Corporation on Form S-8/S-3 (File No. 333-08601) of our report on the financial statements of Henry Broadcasting Company - Special Financial Statement Presentation, dated April 16, 1996 (except for Note 18 as to which the date is July 3, 1996) appearing in this Form 8-K/A of American Radio Systems Corporation.


MILLER, KAPLAN, ARASE & CO.
North Hollywood, California
September 13, 1996